As filed with the Securities and Exchange Commission on June 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

salesforce.com, inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	94-3320693
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco, California 94105

(415) 901-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marc Benioff

Chairman and Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market, Suite 300

San Francisco, California 94105

(415) 901-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory M. Gallo, Esq. Peter M. Astiz, Esq. David A. Hubb, Esq. Gray Cary Ware & Freidenrich LLP 2000 University Avenue East Palo Alto, CA 94303-2248 (650) 833-2000	David Schellhase, Esq. Vice President and General Counsel salesforce.com, inc. The Landmark @ One Market, Suite 300 San Francisco, CA 94105 (415) 901-7000	Gordon K. Davidson, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-111289

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock $0.001 par value	$11,500,000	$1,457.05

(1)	The $11,500,000 of Common Stock being registered in this Registration Statement is in addition to the $115,000,000 of Common Stock registered pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-111289).
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	A filing fee has been previously paid in connection with the $115,000,000 of Common Stock registered pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-111289).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-111289) filed by salesforce.com, inc. with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on June 22, 2004, is incorporated by reference herein.

PART II

Item 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits.

Number	Description

5.1	Opinion of Gray Cary Ware & Freidenrich LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gray Cary Ware & Freidenrich LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (Included on page II-5 of the Registration Statement on Form S-1 (File No. 333-111289) filed December 18, 2003, incorporated herein by reference).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 23rd day of June 2004.

salesforce.com, inc.

By:	/s/ MARC BENIOFF*
Marc Benioff
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARC BENIOFF* Marc Benioff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 23, 2004

/s/ STEVE CAKEBREAD* Steve Cakebread	Chief Financial Officer (Principal Financial & Accounting Officer)	June 23, 2004

/s/ ALAN HASSENFELD* Alan Hassenfeld	Director	June 23, 2004

/s/ CRAIG RAMSEY* Craig Ramsey	Director	June 23, 2004

/s/ SANFORD R. ROBERTSON* Sanford R. Robertson	Director	June 23, 2004

/s/ STRATTON SCLAVOS* Stratton Sclavos	Director	June 23, 2004

/s/ LARRY TOMLINSON* Larry Tomlinson	Director	June 23, 2004

/s/ MAGDALENA YESIL* Magdalena Yesil	Director	June 23, 2004

*By:	/S/ DAVID SCHELLHASE
David Schellhase, Attorney-in-Fact June 23, 2004

II-2

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Gray Cary Ware & Freidenrich LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gray Cary Ware & Freidenrich LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (Included on page II-5 of the Registration Statement on Form S-1 (File No. 333-111289) filed December 18, 2003, incorporated herein by reference).